EXHIBIT 1.1
                         FORM OF UNDERWRITING AGREEMENT
                                for offering of
                           _____ Preferred Securities


                               NB CAPITAL TRUST I
                               (a Delaware Trust)

               ____% Trust Originated Preferred Securities (SM)*("TOPrS (SM)")
               (Liquidation Amount of $25 per Preferred Security)
                             UNDERWRITING AGREEMENT
                                ---------------

                                                               November __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Dean Witter Reynolds Inc.,
A.G. Edwards & Sons, Inc.,
PaineWebber Incorporated,
Prudential Securities Incorporated,
Smith Barney Inc.,
  as Representatives of the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York 10281

Dear Sirs:

         NB Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq.), and NationsBank Corporation, a North Carolina corporation (the "Company" and, together with the Trust, the "Offerors"), confirm their agreement (the "Agreement") with Merrill Lynch & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential Securities Incorporated , Smith Barney Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter

*(SM) "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co., Inc.
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Reynolds Inc., A.G. Edwards & Sons, Inc., PaineWebber Incorporated, Prudential
Securities Incorporated and Smith Barney Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of _____% Trust Originated Preferred Securities (liquidation amount of $___ per preferred security) of the Trust (the "Initial Preferred Securities") set forth in said Schedule A. The Company also grants to the Underwriters, severally and not jointly, the option described in Section 2(c) (the "Option") to purchase up to _______ additional ____% Trust Originated Preferred Securities (liquidation amount of $________ per preferred security) of the Trust (the "Option Preferred Securities" and together with the Initial Preferred Securities the "Preferred Securities") solely to cover over-allotments. The Preferred Securities will be guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement, dated as of ________, 1996, and as may be amended, if necessary, in connection with an exercise of the Option (the "Preferred Securities Guarantee Agreement"), between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), and will be entitled to the benefits of certain backup undertakings described in the Prospectus (as defined herein) with respect to the Company's agreement pursuant to the Supplemental Indenture (as defined herein) to pay all expenses relating to administration of the Trust (other than payment obligations with respect to the Preferred Securities). The Preferred Securities and the related Preferred Securities Guarantees are referred to herein as the "Securities."

         The Offerors have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-15375) and a related preliminary prospectus for the registration under the Securities Act of 1933, as amended (the "1933 Act") of (i) the Preferred Securities, (ii) the Preferred Securities Guarantee, and (iii) the Junior Subordinated Notes (as defined below) to be issued and sold to the Trust by the Company, have filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. Such registration statement (as amended) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that, if any revised prospectus shall be provided to the Underwriters by the Offerors for use in connection with the offering of the Preferred Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Offerors pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such


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use. All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

         The Offerors understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture (as defined herein) and the Preferred Securities Guarantee have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds to the Trust from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities"), as guaranteed on a subordinated basis by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation and redemption thereof (the "Common Securities Guarantee" and together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement, dated as of ______, 1996, as amended, if necessary, in connection with an exercise of the Option (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), between the Company and Guarantee Trustee, as Trustee, and will be used by the Trust to purchase the $______ aggregate principal amount of % Junior Subordinated Deferrable Interest Notes due _______________ (the "Junior Subordinated Notes") issued by the Company (and such additional aggregate principal amount of Junior Subordinated Notes as may be necessary if the Option is exercised), under the Indenture (as defined herein). The Preferred Securities and the Common Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, dated as of November __, 1996 (the "Declaration") (as may be further amended, if necessary, subject to the exercise of the Option), among the Company, as Sponsor, John E. Mack, William L. Maxwell and Marc D. Oken, as trustees (the "Regular Trustees"), and The Bank of New York, a Delaware banking corporation, as property trustee (the "Property Trustee" and, together with the Regular Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to an indenture, dated as of November __, 1996 (the "Base Indenture"), between the Company and The Bank of New York, as trustee (the "Debt Trustee"), and a supplement to the Base Indenture, dated as of November __, 1996 (the "Supplemental Indenture," and together with the Base Indenture and any other amendments or supplements thereto, the "Indenture"), between the Company and the Debt Trustee.

         SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the

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Closing Time (as hereinafter defined) and as of the Option Closing Time (as hereinafter defined), if any, as follows:

                  (i) At the time the Registration Statement became effective and as of the date hereof, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, dated the date hereof (unless the term "Prospectus" refers to a prospectus that has been provided to the Underwriters by the Trust for use in connection with the offering of the Securities and that differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case, at the time it is first provided to the Underwriters for such use) and at Closing Time or Option Closing Time referred to in Section 2 hereof, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, the Offerors make no representations or warranties as to (A) that part of the Registration Statement which constitutes the Statements of Eligibility and Qualification (Forms T-1) under the 1939 Act of the Debt Trustee, the Property Trustee or the Guarantee Trustee or (B) the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of any Underwriter through the Representatives specifically for use in the Registration Statement and the Prospectus.

                  (ii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or Prospectus, at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations").

                  (iii) To the best knowledge of the Offerors, Price Waterhouse LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) The Trust has been duly created and is validly existing and in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus; the Trust is and will be


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


         classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is and will be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

                  (v) The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement and Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights.

                  (vi) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

                  (vii) The Declaration has been duly authorized by the Company, as Sponsor, and will have been duly executed and delivered by the Company and the Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee, the Declaration is and will be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy (collectively, the "Permitted Exceptions") and will conform to all statements relating thereto in the Prospectus; and the Declaration has been duly qualified under the 1939 Act.

                  (viii) Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, and, in the case of the Preferred Securities Guarantee Agreement, assuming due authorization, execution and delivery of the Preferred Securities Guarantee by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Guarantees and the Guarantee Agreements will conform to all statements relating thereto contained in the Prospectus; and the Trust pursuant to the Preferred Securities Guarantee Agreement will have been duly qualified under the 1939 Act.

                  (ix) The Preferred Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement against payment of the consideration therefor set forth in Schedule B hereto will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the Trust, will be entitled to the benefits of the Declaration and will conform to all statements relating thereto contained in the Prospectus; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Preferred Securities will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

                  (x) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration; the Declaration has been duly executed and delivered by the Regular Trustees and is a valid and binding obligation of each Regular Trustee, enforceable against such Regular Trustee in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions.

                  (xi) None of the Offerors is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus none will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act).

                  (xii) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the issuance and sale of the Common Securities or the offering of the Preferred Securities, the Junior Subordinated Notes or the Guarantees hereunder, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                  (b) The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) and as of the Option Closing Time (as hereinafter defined), if any, as follows:

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business.

                  (ii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina with corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under this Agreement, the

         Declaration, as Sponsor, the Indenture and each of the Guarantees and to purchase, own, and hold the Common Securities issued by the Trust; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

                  (iii) NationsBank, National Association, NationsBank, National Association (South) and NationsBank of Texas, National Association (or the successors to such entities) (collectively, the "Principal Subsidiary Banks") are national banking associations formed under the laws of the United States and authorized thereunder to transact business; all of the issued and outstanding capital stock of each Principal Subsidiary Bank has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of each Principal Subsidiary Bank owned by the Company, directly or through subsidiaries, is owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (iv) The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture will conform to all statements relating thereto contained in the Prospectus; and the Indenture has been duly qualified under the 1939 Act.

                  (v) The Junior Subordinated Notes have been duly authorized by the Company and have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except to the extent that enforcement thereof may be limited by the Permitted Exceptions, will be in the form contemplated by, and subject to the Permitted Exceptions entitled to the benefits of, the Indenture and will conform to all statements relating thereto in the Prospectus.

                  (vi) The Company's obligations under the Guarantees are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

                  (vii) The Junior Subordinated Notes are subordinated and junior in right of payment to all "Senior Obligations" (as defined in the Indenture) of the Company.


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


                  (viii) Each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intention to file the Registration Statement.

                  (ix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Principal Subsidiary Banks pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Principal Subsidiary Banks is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of the Principal Subsidiary Banks is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any material violation of the provisions of the articles of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                  (c) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (d) The Trust represents and warrants to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) and as of the Option Closing Time (as hereinafter defined), if any, as follows:

                  (i) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the a condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business, and (B) there have been no transactions entered into by the Trust, other than in the ordinary course of business, which are material with respect to the Trust.

                  (ii) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Trust, threatened, against or affecting the Trust that is required to be disclosed in the Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business; and there are no transactions, contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations that have not been so filed.

                  (iii) The Trust possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by it, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition, financial or otherwise, or in the earnings or business affairs of the Trust.

         (iv) The execution, delivery and performance of this Agreement, the Declaration, the Guarantee Agreements and the Guarantees, the issuance and sale of the Preferred Securities and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action (corporate or otherwise) on the part of the Trust and do not and will not result in any violation of the Declaration or Certificate of Trust and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust, or any of its properties (except for conflicts, breaches, violations or defaults which would not, individually or in the aggregate, be materially adverse to the Trust, or materially adverse to the transactions contemplated by this Agreement).

                           (e) Each certificate signed by any Trustee of the
Trust and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Trust to each Underwriter as to the matters covered thereby.

         SECTION 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in the Schedule B, the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in Schedule B), plus any additional number of Initial Preferred Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.


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



         The purchase price per security to be paid by the several Underwriters for the Initial Preferred Securities shall be an amount equal to the initial public offering price. The initial public offering price per Preferred Security shall be a fixed price to be determined by agreement between the Representatives and the Offerors. The initial public offering price and the purchase price are be set forth in Schedule B. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Initial Preferred Securities will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at Closing Time to the Representatives, for the accounts of the several Underwriters, a commission per Initial Preferred Security determined by agreement between the Representatives and the Company for the Initial Preferred Securities to be delivered by the Trust hereunder at Closing Time. The commission is set forth in Schedule B.

         (b) Payment of the purchase price for, and delivery of certificates for, the Initial Preferred Securities shall be made at the office of Stroock & Stroock & Lavan, or at such other place as shall be agreed upon by the Representatives, the Company and the Trust, at 10:00 A.M. New York time on the [third] business day (unless postponed in accordance with the provisions of Section 10) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by Representatives, the Trust and the Company (such time and date of payment and delivery being herein called "Closing Time"). Payment shall be made to the Trust by wire transfer or certified or official bank check or similar same day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Initial Preferred Securities to be purchased by them. Unless otherwise agreed, certificates for the Initial Preferred Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with a custodian (the "Custodian") for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC.

         At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under Section 2 hereof by wire transfer or certified or official bank check or checks payable to the Representatives in same day funds.

         (c) In addition, on the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Trust grants an option to the Underwriters, severally and not jointly, to purchase up to an additional _______ Option Preferred Securities at the same price per security determined as provided above for the Initial Preferred Securities plus any accrued distributions thereon. The option hereby granted will expire 30 days after the date hereof, and may be exercised, in whole or in part, only for the purpose of covering over-allotments upon written notice by the Representatives to the Trust and the Company setting forth the number of Option Preferred Securities as to which the several Underwriters are exercising the option, the time and date of payment and delivery thereof. Such times and dates of delivery (each, on "Option Closing Time") shall be determined by the Representatives but shall not be later than [three] full business days after the exercise of such option and not in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option


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Preferred Securities, the Option Preferred Securities as to which the option is exercised shall be purchased by the Underwriters severally and not jointly, in proportion to, as nearly as practicable, their respective Initial Preferred Securities underwriting obligations as set forth on Schedule A. The Company hereby agrees to pay at the Option Closing Time to the Representatives, for the accounts of the several Underwriters, a commission per Option Preferred Security equal to the commission set forth on Schedule B.

         In addition, in the event that any or all of the Option Preferred Securities are purchased by the Underwriters, delivery and payment for the Option Preferred Securities shall be made at the offices of Stroock & Stroock & Lavan, or at such other place as the Trust, the Company and the Representatives shall determine, on each Option Closing Time as specified in the notice from the Representatives to the Company. Delivery of the Option Preferred Securities shall be made to the Representatives against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company in the manner set forth in Section 2(b) above. Unless otherwise agreed, certificates for the Option Preferred Securities shall be in the form set forth in the Declaration, and such certificates shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., as nominee for DTC.

                  SECTION 3. COVENANTS OF THE OFFERORS. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

         (a) The Offerors will notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Offerors will give the Representatives notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment), (ii) any amendment or supplement to the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred Securities which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), or (iii) any document that would as a result thereof be incorporated by reference in the Prospectus whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. Subject to the foregoing, the Offerors will file the Prospectus pursuant to Rule 424(b) and Rule 430A under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement.

         (c) The Offerors will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

         (d) The Offerors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the respective applicable rules and regulations of the Commission thereunder.

         (e) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur as a result of which the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading or if it shall be necessary to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and the Offerors will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

         (f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred Securities (and the Preferred Securities Guarantee) and the Junior Subordinated Notes for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Representatives may designate; provided, however, that none of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

         (g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company's fiscal quarter next following the "Effective Date" (as defined in Rule 158(c) under the Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the 1933 Act.

         (h) The Offerors will use best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange; if the Preferred Securities are exchanged for Junior Subordinated Notes, the Company will use its best efforts to effect the listing of the Junior Subordinated Notes on the exchange on which the Preferred Securities were then listed.

         (i) During a period of 30 days from the date hereof, neither the Trust nor the Company will, without the Representatives' prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Preferred Securities, any security convertible into or exchangeable into or exercisable for Preferred Securities or the Junior Subordinated Notes or any junior subordinated debt securities substantially similar to the Junior Subordinated Notes or equity securities substantially similar to the Preferred Securities (except for the Junior Subordinated Notes and the Preferred Securities issued pursuant to this Agreement); and except for any preferred securities with a liquidation amount of greater than $25 which are non-callable for at least years 10 years (except for any call provisions relating to unanticipated tax or accounting consequences to the Sponsor, the Trust or holders of such preferred securities or status of the Trust under the 1940 Act) and any junior subordinated debt securities issued in connection therewith. .

         SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of each Offerors' obligations under this Agreement, and will pay: (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Preferred Securities, (iii) the fees and disbursements of the Company's and the Trust's counsel and accountants, (iv) the qualification of the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Notes under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Stroock & Stroock & Lavan, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto, of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) the fee of the National Association of Securities Dealers, Inc., if applicable, (viii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Junior Subordinated Notes, (ix) the fees and expenses of the Property Trustee, and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee in connection with the Declaration and the Certificate of Trust; (x) any fees payable in connection with the rating of the Preferred Securities and Junior Subordinated Notes; (xi) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Junior Subordinated Notes on the New York Stock Exchange, and (xii) the cost and charges of any transfer agent or registrar and (xiii) the cost of qualifying the Preferred Securities with DTC.

         If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Stroock & Stroock & Lavan, counsel for the Underwriters.

         SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Offerors herein contained or in certificates of officers of the Company, to the performance by the Offerors of their obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by the Representatives; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Regulations and in accordance with Section 3(b) and prior to Closing Time the Offerors shall have provided evidence satisfactory to the Representatives of such timely filing.

         (b)  At Closing Time the Representatives shall have received:

                  (1) The favorable opinion of Smith Helms Mulliss & Moore, L.L.P., counsel for the Company, dated as of the Closing Time, to the effect of paragraphs (i) and (v) through (xiii) below, and the favorable opinion of Paul
J. Polking, General Counsel to the Company, dated as of the Closing Time, to the effect of paragraphs (ii), (iii) and (iv) below:

                  (i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of North Carolina, has the corporate power and authority to own its properties, conduct its business as described in the Prospectus and perform its obligations under this Agreement, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Principal Subsidiary Banks are national banking associations formed under the laws of the United States and authorized thereunder to transact business.

                  (ii) Except for those jurisdictions specifically enumerated in such opinion, neither the Company nor any of the Principal Subsidiary Banks is required to be qualified or licensed to do business as a foreign corporation in any jurisdiction.

                  (iii) All the outstanding shares of capital stock of each Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. ss. 55, as amended) non-assessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Banks (except directors' qualifying shares) are owned, directly or indirectly, by the Company free and clear of any perfected security interest and, to the best knowledge of such counsel, any other security interests, claims, liens or encumbrances.

                  (iv) To the best knowledge of such counsel, there is no pending threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract, or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required.

                  (v) If the Initial Preferred Securities are to be listed on the New York Stock Exchange, authorization therefor has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Company has filed a preliminary listing application and all required supporting documents with respect to the Initial Preferred Securities with the New York Stock Exchange and such counsel has no reason to believe that the Initial Preferred Securities will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

                  (vi) The Registration Statement has become effective under the 1933 Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to the Permitted Exceptions, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws, and further subject to 12 U.S.C. 1818(b)(6)(D) and any bank regulatory powers and to the application of principles of public policy).

                  (viii) No authorization, approval, consent or order of any court or governmental authority or agency is required in connection with the offering, issuance or sale of the Initial Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Notes to the Underwriters, except (a) such as may be required under the

         1933 Act and the 1933 Act Regulations and such as may be required under the blue sky or insurance laws of any jurisdiction, and (b)the qualification of the Declaration, the Preferred Securities Guarantee Agreement and the Indenture under the 1939 Act.

                  (ix) The Declaration has been duly authorized, executed and delivered by the Company and the Regular Trustees and has been duly qualified under the 1939 Act.

                  (x) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company; the Preferred Securities Guarantee Agreement, assuming it is duly authorized, executed and delivered by the Guarantee Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Preferred Securities Guarantee Agreement has been duly qualified under the 1939 Act.

                  (xi) The Indenture has been duly executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture has been duly qualified under the 1939 Act; and the Indenture conforms to the description thereof in the Prospectus.

                  (xii) The Junior Subordinated Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exception; and the Junior Subordinated Notes conform to the description thereof in the Prospectus.

                  (xiii) Neither the Company nor the Trust is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the 1940 Act.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Offerors contained herein or in the Declaration, the Indenture, the Guarantees, the Subscription Agreement, of even date herewith, between the Company and the Trust covering the Common Securities and the Note Purchase Agreement, of even date herewith, between the

Company and the Trust or on certificates of responsible officers of the Company and its subsidiaries and public officials.

                  (2) The favorable opinion of Richards, Layton & Finger, Special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a business trust have been made; the Trust has all necessary power and authority to own property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement, the Initial Preferred Securities and the Common Securities; the Trust is duly qualified and in good standing as a foreign company in any other jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

                  (ii) Assuming due authorization, execution and delivery by the Company and the Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

                  (iii) The Common Securities have been duly authorized by the Declaration and are validly issued and (subject to the terms of the Declaration) fully paid and non-assessable beneficial interests in the assets of the Trust, and the issuance of the Common Securities is not subject to preemptive or other similar rights.

                  (iv) The Initial Preferred Securities have been duly authorized by the Declaration and are validly issued and, subject to the terms of the Declaration, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable beneficial interests in the assets of the Trust; the holders of the Initial Preferred Securities will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Initial Preferred Securities is not subject to preemptive or other similar rights.

                  (v) The Common Securities, the Initial Preferred Securities and the Declaration conform in all material respects to all statements relating thereto contained in the Prospectus.

                  (vi) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

                  (vii) This Agreement has been duly authorized, executed and delivered by the Trust.

                  (viii) The execution, delivery and performance of this Agreement, the Declaration, the Initial Preferred Securities and the Common Securities; the consummation of the transactions contemplated herein and therein; and the compliance by the Trust with its obligations hereunder and thereunder do not and will not result in any violation of the Declaration or Certificate of Trust, and do not and will not conflict with, or result in, a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or any other agreement or instrument known to such counsel to which the Trust is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition, financial or otherwise, or in the earnings or business affairs of the Trust, (B) any existing applicable law, rule or regulation (other than the securities or blue sky laws of the various states, as to which such counsel need express no opinion) or (C) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties.

                  (3) The favorable opinion, dated as of Closing Time, of Emmett, Marvin & Martin, LLP, counsel of The Bank of New York (Delaware), as Property Trustee under the Declaration, and Guarantee Trustee under the Preferred Securities Guarantee Agreement, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                  (i) The Bank of New York (Delaware) is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

                  (ii) The execution, delivery and performance by the [Debt Trustee of the Indenture and the execution, delivery and performance by the] Property Trustee of the Declaration and the execution, delivery and performance by the Guarantee Trustee of the Preferred Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the [Debt Trustee], the Property Trustee and the Guarantee Trustee, respectively. The [Indenture, the] Declaration and the Guarantee Agreements have been duly executed and delivered by the [Debt Trustee], the Property Trustee and the Guarantee Trustee, respectively, and constitute the legal, valid and binding obligations of the [Debt Trustee], the Property Trustee and the Guarantee Trustee, respectively, enforceable against the [Debt Trustee], the Property Trustee and the Guarantee Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by the Permitted Exceptions.

                  (iii) The execution, delivery and performance of the [Indenture, the], Declaration and the Guarantee Agreements by the [Debt Trustee], Property Trustee and the Guarantee Trustee, respectively, does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the [Debt Trustee], Property Trustee and the Guarantee Trustee, respectively.

                  (iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is required for the execution, delivery or performance by the [Debt Trustee], the Property Trustee and the Guarantee Trustee of the [Indenture,the], Declaration and the Guarantee Agreements, respectively.

                  (4) The favorable opinion, dated as of Closing Time, of Stroock & Stroock & Lavan, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company and the Trust, the Initial Preferred Securities, the Indenture, the Preferred Securities Guarantee Agreement, this Agreement, the Registration Statement, the Prospectus and other related matters as the Representatives may require.

                  In giving its opinion, Stroock & Stroock & Lavan may rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, counsel for the Offerors, which shall be delivered in accordance with
Section 5(b)(2) hereto.

                  (5) The favorable opinion of Stroock & Stroock & Lavan, special tax counsel to the Company and the Trust, as to certain Federal tax matters set forth in the Prospectus under "United States Income Taxation."

                  (6) In giving their opinions required by subsection (b), of this Section, Mr. Polking and Smith Helms Mulliss & Moore, L.L.P. shall each additionally state that nothing has come to their attention that has caused them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included or incorporated by reference, therein, as to which counsel need make no statement), at the time it became effective or as of the date of their respective opinions, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need make no statement), as at the date hereof or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (7) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company and a certificate of the Trustee of the Trust, and dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Trust and the Company have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

                  (8) At the Closing Time, Price Waterhouse LLP shall have furnished to the Representatives a letter or letters (which may refer to letters previously delivered to the Representatives), dated as of the Closing Time, in form and substance satisfactory to the Representatives, confirming that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                  (i) They are independent accountants within the meaning of the 1933 Act and the 1934 Act and the1933 Act Regulations and the 1934 Act Regulations.

                  (ii) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations with respect to registration statements on Form S-3 and the 1934 Act and the 1934 Act Regulations.

                  (iii) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

                  (a) Reading the minutes of the meetings of the shareholders, the board of directors, executive committee and audit committee of the Company and the boards of directors and executive committees of its subsidiaries as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

                  (b) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement and Prospectus to the date of the latest available interim financial data; and

                  (c) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

         nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

                           (1) the unaudited condensed consolidated interim
                  financial statements, included or incorporated by reference in the Registration Statement and Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the 1934 Act and the 1934 Act Regulations thereunder;

                           (2) any material modifications should be made to the
                  unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement and Prospectus, for them to be in conformity with generally accepted accounting principles;

                           (3) (i) at the date of the latest available interim
                  financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the capital stock or the long-term debt (other than scheduled repayments of such debt) or any decreases in shareholders' equity of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement and Prospectus discloses have occurred or may occur, or Price Waterhouse LLP shall state any specific changes or decreases.

                  (iv) The letter shall also state that Price Waterhouse LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and Prospectus and which are specified by the

         Representatives and agreed to by Price Waterhouse LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                  In addition, at the time this Agreement is executed, Price Waterhouse LLP shall have furnished to the Representatives a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representatives, to the effect set forth in this subsection 8.

                  (9) At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Initial Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Initial Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and Stroock & Stroock & Lavan, counsel for the Underwriters.

                  (10) At Closing Time, at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), has rated the Initial Preferred Securities in one of its four highest rating categories and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Initial Preferred Securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Initial Preferred Securities.

                  (11) At Closing Time, the Initial Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

                    [(12) At Closing Time, the National Association of Securities Dealers, Inc. ("NASD") shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.]

                  If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 7, and 8 shall survive any such termination and will remain in full force and effect.

         SECTION 6. CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event the Underwriters exercise the Option to purchase all or any portion of the Option Preferred Securities and the Option Closing Time determined by the Representatives pursuant to Section 2 is later than the Closing Time, the obligations of the several Underwriters to purchase and pay for the Option Preferred Securities that they shall have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Offerors contained herein, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

         (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any required filing of the Prospectus pursuant to Rule 424(b) under the Act shall have been made within the proper time period.

         (b) As of the Option Closing Time, the Representatives shall have received, each dated as of the Option Closing Time and relating to the Option Preferred Securities:

                  (i) the favorable opinions of Smith Helms Mulliss & Moore, L.L.P., counsel for the Company, and of Paul J. Polking, General Counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinions required by
         Section 5(b)(1);

                  (ii) the favorable opinion of Richards Layton & Finger, Special Delaware counsel to the Company, in form and substance satisfactory to counsel for the Underwriters, to the same effect as the opinion required by Section 5(b)(2);

                  (iii) the favorable opinion of Emmett, Marvin & Martin, L.L.P., counsel for [The Bank of New York and] The Bank of New York (Delaware), to the same effect as the opinion required by Section 5(b)(3);

                  (iv) the favorable opinion of Stroock & Stroock & Lavan, counsel for the Underwriters, in form and substance satisfactory to the Underwriters to the same effect as the opinion required by Section 5(b)(4);

                  In giving its opinion, Stroock & Stroock & Lavan may rely as to certain matters of Delaware law upon the opinion of Richards, Layton & Finger, counsel for the Offerors, which shall be delivered in accordance with Section 6(b)(2) hereto;

                  (v) the favorable opinion of Stroock & Stroock & Lavan, special tax counsel to the Company and the Trust, to the same effect as the opinion required by Section 5(b)(5);

                  (vi) a certificate, of a Senior Vice President of the Company and of the chief financial or chief accounting officer of the Company with respect to the matters set forth in Section 5(b)(7);

                  (vii) a letter from Price Waterhouse LLP, in form and substance satisfactory to the Underwriters, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(b)(8) except that the "specified date" in the letter furnished pursuant to this Section 6(b)(vii) shall be a date not more than [three] days prior to the Option Closing Time; and

                  (viii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (b)(vii) of this Section 6 or (ii) any change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Registration Statement and the Prospectus;

                  (ix) At the Option Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Option Preferred Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors, in connection with the issuance and sale of the Option Preferred Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and Stroock & Stroock & Lavan, counsel for the Underwriters;

                  (x) At the Option Closing Time, at least one "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), has rated the Preferred Securities in one of its four highest rating categories and there shall not have occurred any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by any nationally recognized statistical rating organization, and no such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Preferred Securities; and

                  (xi) At the Option Closing Time, the Option Preferred Securities shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

         [(c) At Option Closing Time, the NASD shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.]

                  If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the

Representatives by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to Option Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 7, and 8 shall survive any such termination and will remain in full force and effect.

         SECTION 7.  INDEMNIFICATION AND CONTRIBUTION

                  (a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each of its partners, officers, directors, and employees and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, and any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Preferred Securities), joint or several, which arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, or any amendment or supplement thereto, including information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, (B) the Prospectus and any amendment or supplement thereto, or (C) any application or other document, any amendment or supplement thereto, executed by the Offerors or based upon information furnished by or on behalf of the Offerors filed in any jurisdiction in order to qualify the Preferred Securities under the securities or blue sky laws thereof (each, an "Application") or (ii) the omission or alleged omission to state in the Registration Statement, or any amendment or supplement thereto, the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse as incurred each Underwriter and each such controlling person for any legal and other expenses incurred in investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that neither of the Offerors shall be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement made in the Prospectus, including any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Offerors by or on behalf of such Underwriter specifically for inclusion and actually included therein; and provided further that, as to any Prospectus that has been amended or supplemented as provided herein, this indemnity agreement shall not inure to the benefit of any Underwriter, on account of any loss, claim, damage, liability or action arising out of the sale of Preferred Securities to any person by such Underwriter if (A) such Underwriter failed to send or give a copy of the final Prospectus as so amended or supplemented to that person at or prior to the confirmation of the sale of such Preferred Securities to such person in any case where such delivery is required by the 1933 Act, and (B) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in any preliminary Prospectus was corrected in an amendment or supplement thereto (but only if the sale to such person occurred after the Offerors provided such Underwriter and the Underwriter received copies of such amendment or supplement for distribution). This indemnity agreement will be in addition to any liability which the Offerors may otherwise have.

                  (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, the Trust, the Trustees and each of the Company's directors, each of its officers and each person, if any, who controls the Company or the Trust within the meaning of the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Offerors to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Offerors by such Underwriter and specifically included in the Prospectus. This indemnity shall be in addition to any liability which such Underwriter may otherwise have. The Offerors acknowledge that the statements set forth in the penultimate paragraph of the cover page (p. S-3) and under the heading "Underwriting" or "Plan of Distribution" in the Prospectus constitute the only information furnished in writing by the several Underwriters for inclusion in the Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it or them from any liability which it or they may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 7 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the lead Underwriter in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action or actions), or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnified party waived its rights under this Section 7 in writing in which case the indemnified party may effect such a settlement without such consent.

                  (d) The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities due from the Trust under Section 7(a) hereof.

                  (e) If the indemnification provided for in the preceding paragraphs of this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Offerors or the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Offerors and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the total discounts and/or commissions received by the Underwriters bears to the sum of such discounts and/or commissions and the purchase price of the Preferred Securities specified in Schedule B hereto and the Offerors are responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among Underwriters relating to the offering of the Preferred Securities) be responsible for any amount in excess of the total discounts and/or commissions received by it with respect to the Preferred Securities purchased by such Underwriter under this Agreement and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of the 1933 Act shall have the same rights to contribution as such Underwriter, and each person who controls either of the Offerors within the meaning of either the 1933 Act or the 1934 Exchange Act, each officer or trustee of the Offerors who shall have signed the Registration Statement and each director or trustee of the Offerors shall have the same rights to contribution as the Offerors, subject in each case to clause (y) of this paragraph (e). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

         SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers or Trustees of the Offerors submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Offerors and shall survive delivery of the Preferred Securities to the Underwriters.

         SECTION 9.  TERMINATION OF AGREEMENT.

                  (a) The Representatives may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time or the Option Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company or the Trust has been suspended or materially limited by the Commission or the applicable exchange, or if trading generally on the New York Stock Exchange, the American Stock Exchange or on the NASDAQ National Market, has been suspended, limited or restricted or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchanges or such system or by order of the Commission, the NASD or any governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, North Carolina or Delaware authorities, or (v) if there has been any decrease in the ratings of any of the securities of the Company or of the Preferred Securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or if any such organization shall have publicly announced that it has under surveillance or review its rating of any of the Company's securities or any of the Preferred Securities.

                  (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 7, and 8 shall survive any such termination and will remain in full force and effect.

         SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at Closing Time or the Option Closing Time to purchase the Preferred Securities or the Option Preferred Securities, as the case may be, that it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the Preferred Securities or the Option Preferred Securities, as the case may be, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (b) if the number of Defaulted Securities exceeds 10% of the Preferred Securities or the Option Preferred Securities, as the case may be, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

                  No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Offerors shall have the right to postpone Closing Time or the Option Closing Time, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         SECTION 11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Louis J. Wolfe, Managing Director; notices to the Trust, and the Company shall be directed to them at NationsBank Corporation, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, N.C. 28255, attention of John E. Mack, Senior Vice President and Treasurer.

         SECTION 12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Trust, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

         SECTION 14. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.


                                                     Very truly yours,

                                                     NATIONSBANK CORPORATION


                                                     By:_______________________
                                                        Title:


                                                     NB CAPITAL TRUST I


                                                     By:________________________
                                                        Title:  Trustee

                                                     By:________________________
                                                        Title:  Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated,
Dean witter Reynolds Inc.,
A.G. Edwards & Sons, Inc.,
PaineWebber Incorporated,
Prudential Securities Incorporated
Smith Barney Inc.

By:  Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated



By:________________________
   Authorized Signatory

For themselves and as Representatives of the other
Underwriters named in  Schedule A hereto.

SCHEDULE A




                                            NUMBER OF INITIAL PREFERRED                     NUMBER OF OPTION
          NAME OF UNDERWRITER                        SECURITIES                           PREFERRED SECURITIES


Merrill Lynch, Pierce, Fenner & Smith
            Incorporated..................
Dean Witter Reynolds Inc..................
A.G. Edwards & Sons, Inc..................
PaineWebber Incorporated..................
Prudential Securities
Incorporated..............................
Smith Barney Inc..........................

                                         ------------------------------------      ------------------------------------

                                         ====================================      ====================================
     Total.................
                                         ====================================      ====================================




                                   SCHEDULE B



Underwriting Agreement dated ____________, 199_

Registration Statement No. 333-

Representatives:

Address of Representatives:

Title, Purchase Price and Description of Securities:

         Title:

                  1. The initial public offering price per security for the Preferred Securities, determined as provided in said Section 2, shall be _____________.

                  2. The purchase price per security for the Preferred
         Securities to be paid by the several Underwriters shall be $______, being an amount equal to the initial public offering price set forth above, plus, in the case of Option Preferred Securities, any accrued distributions thereon.

                  3. The compensation per Preferred Securities to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be _________; provided, however, that the compensation per Preferred Securities for sales of 10,000 or more Preferred
         Securities to a single purchaser shall be ________.





